Exhibit 99.1

KINGSWAY REPORTS THIRD QUARTER 2021 RESULTS

Itasca, Illinois (November 4, 2021) - (NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) today announced its operating results for the three and nine months ended September 30, 2021, which includes the following highlights:

●

Net loss improved to ($0.2) million for the three months ended September 30, 2021, from a net loss of ($1.1) million for the same period in 2020, despite the fact the Company recorded a non-cash, current period cumulative adjustment to net loss of $0.5 million in the September 2021 quarter relating to its finalization of the purchase accounting for PWI (see further discussion below)

●	Non-GAAP adjusted income grew to $2.1 million for the three months ended September 30, 2021, compared to a non-GAAP adjusted loss of ($0.4) million for the same period in 2020
●

Extended Warranty segment operating income increased to $1.4 million for the three months ended September 30, 2021 compared to $1.2 million for the same period in 2020, despite the fact the Company recorded a non-cash, current period cumulative reduction to revenue of $1.9 million in the September 2021 quarter relating to its finalization of the purchase accounting for PWI (see further discussion below)

●

Extended Warranty segment non-GAAP adjusted EBITDA improved to $1.5 million for the three months ended June 30, 2021, from $1.4 million for the same period in 2020, despite the fact the Company recorded a non-cash, current period cumulative reduction to service fee and commission revenue of $1.9 million in the September 2021 quarter relating to its finalization of the purchase accounting for PWI (see further discussion below)

●	Cash provided by operating activities was $3.5 million for the three months ended September 30,2021, compared to $1.4 million for the three months ended September 30,2020.

The Company’s non-GAAP metrics do not adjust for the service fee and commission revenue impacts of the finalization of the PWI purchase accounting as discussed below.

John T. Fitzgerald, Chief Executive Officer, stated, “We reported a strong quarter highlighted by operating improvements within our extended warranty businesses. Subsequent to the quarter end, we added another high-quality, asset-light business with the acquisition of Ravix Financial Inc. through our CEO accelerator program. We have made considerable progress in growing our business while simultaneously monetizing legacy assets and reducing non-strategic expenses.”

Financial Review for the Three Months Ended September 30, 2021

Finalization of PWI Purchase Accounting

During the September 30, 2021 quarter, the Company finalized its purchase accounting for the acquisition of PWI, which resulted in a number of one-time charges, including a reduction to service fee and commission revenue and an increase in amortization expense, both of which were partially offset by an associated tax benefit.

The acquisition of a company that carries deferred service fees (aka "deferred revenue") usually results in a reduction of that deferred revenue once it is fair valued under U.S. GAAP purchase accounting.  The resulting reduction in deferred revenue reduces the amount of revenue recognized post acquisition.

The Company recorded the following during the current quarter relating to the final purchase accounting for PWI:

●	A non-cash current period cumulative reduction to service fee and commission revenue of $1.9 million, resulting from a $3.6 million reduction to the amount of deferred revenue acquired from PWI
○	The remainder of the $3.6 million reduction will result in lower service fee and commission revenue being recognized in future periods
●

$19.6 million of separately identifiable intangible assets relating to acquired customer relationships ($15 million) and trade name ($4.6 million), as well as a non-cash, current period cumulative charge of $1.9 million for the amortization relating to the acquired customer relationships

●	A $3.3 million tax benefit due to the recognition of deferred tax liabilities and the resulting release of the Company’s valuation allowance on its overall deferred tax assets
●	Goodwill of $20.6 million

To summarize, the non-cash, current period cumulative adjustments recorded during the quarter were:

●	Reduction to service fee and commission revenue and operating income: $1.9 million (not added back to non-GAAP metrics)
●	Increase in amortization expense: $1.9 million (added back to non-GAAP adjusted income)
●	Income tax benefit: $3.3 million (not added back to non-GAAP adjusted income)
●	Additional net loss: $0.5 million (sum of above three items)

Refer to the attached schedules for a summary of the income statement impacts.

It is important to note that deferred revenue acquired as part of future acquisitions will not incur a reduction as a result of applying purchase accounting (assuming the deferred revenue was previously accounted for in accordance with U.S. GAAP). This is due to the fact that on October 28, 2021, the FASB issued Accounting Standards Update No. 2021-08 (the “ASU”), Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers.  Among other things, the ASU would result in acquiring companies recording deferred revenue acquired at its book value, assuming the deferred revenue had been recorded in accordance with U.S. GAAP prior to the acquisition. The ASU will be effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years and early adoption is permitted. The Company intends to adopt this ASU during the fourth quarter of 2021.

The Company notes that had the ASU been applicable to the PWI acquisition, the Company would not have recorded the $3.6 million reduction to deferred revenue and would not have recorded the $1.9 million reduction to service fee and commission revenue during the third quarter of 2021.

Non-GAAP Adjusted Income Loss

For the three months ended September 30, 2021, non-GAAP adjusted income (loss) improved to income of $2.1 million in 2021, from a loss of ($0.4) million in 2020. For the twelve months ended September 30, 2021, non-GAAP adjusted income (loss) improved to income of $8.8 million in 2021, from a loss of ($2.6) million in 2020. Included in 2021 are nine months of PWI results following its acquisition effective December 1, 2020.

Reconciliations of net (loss) income to non-GAAP adjusted income (loss) are presented in the attached schedules. The Company’s non-GAAP metrics do not adjust for the revenue impacts of the finalization of the PWI purchase accounting as discussed above.

Third Quarter Cash Flows

The Company generated cash provided by operating activities of $3.5 million for the three months ended September 30, 2021, compared to $1.4 million for the three months ended September 30, 2020.

However, the Company reported year-to-date cash used in operating activities of $8.0 million primarily due to a $10.6 million payment made related to the monetization of future rental proceeds from the Company’s Leased Real Estate segment, as the corresponding inflow is recorded in cash provided by financing activities. During the second quarter of 2021, the Company borrowed $15.0 million, at an interest rate of 3.2%, against future rental proceeds that were not being used to service the existing mortgage, which is recorded as a cash inflow from financing activities. As a result of this borrowing, the Company paid $11.7 million in management and guarantee fees as per the settlement of CMC litigation, of which $10.6 million is shown as cash used in operating activities. Had the Company not executed the borrowing, this amount would not have been due or paid. See Note 27, “Commitments and Contingent Liabilities”, to our 2020 Annual Report on Form 10-K, for further information on the settlement.

As a result of this monetization, the Company retained $2.7 million, which it believes it can deploy and earn a return in excess of the stated interest rate on the borrowed funds.

Operating Review for the Three Months Ended September 30, 2021

Extended Warranty

The Extended Warranty service fee and commission revenue increased 46.7% (or $5.6 million) to $17.6 million for the three months ended September 30, 2021 compared with $12.0 million for the three months ended September 30, 2020. The increase is primarily due to the inclusion of PWI for the three months ended September 30, 2021 following its acquisition effective December 1, 2020. PWI service fee and commission revenue was $5.5 million for the three months ended September 30, 2021, after recording a $1.9 million non-cash, current period cumulative reduction to service fee and commission revenue in the three months ended September 30, 2021 relating to the finalization of the PWI purchase accounting as discussed above.

The Extended Warranty operating income was $1.4 million for the three months ended September 30, 2021 compared with $1.2 million for the three months ended September 30, 2020. The 2021 operating income results include a $1.9 million non-cash, current period cumulative reduction to service fee and commission revenue relating to the finalization of the PWI purchase accounting as discussed above.

The increase in operating income is primarily due to the following:

●

A $0.7 million increase at IWS to $0.8 million due to an increase in revenue, a decrease in claims authorized on vehicle service agreements and lower general and administrative expenses compared with the three months ended September 30, 2020;

●

A $0.3 million increase at Geminus to $0.6 million, due to a decrease in claims authorized on vehicle service agreements and lower general and administrative expenses that was partially offset by a decrease in revenue;

●

A $0.2 million increase at Trinity to $0.5 million, driven by increased revenues in its equipment breakdown and maintenance support services, as well as increased revenue and gross profit on the extended warranty services product compared with the three months ended September 30, 2020;

●	A less than $0.1 million increase at PWSC to $0.5 million; all of which were partially offset by
●

A $1.0 million operating loss at PWI in 2021, which includes a $1.9 million non-cash, current period cumulative reduction to service fee and commission revenue relating to the finalization of the PWI purchase accounting as discussed above.

Extended Warranty Non-GAAP adjusted EBITDA improved to $1.5 million for the three months ended September 30, 2021, compared with $1.4 million for the same period in 2020.  For the twelve months ended September 30, 2021, Extended Warranty pro forma Non-GAAP adjusted EBITDA improved to $13.9 million in 2021, from a $11.4 million in 2020.  The 2021 results are not adjusted for the $1.9 million non-cash, current period cumulative reduction to service fee and commission revenue finalization of the PWI purchase accounting as discussed above.  The increase year-over-year is due to the increases in operating income described above.

Reconciliations of Extended Warranty operating income to Extended Warranty non-GAAP adjusted EBITDA are presented in the attached schedules.

Leased Real Estate

The Leased Real Estate contractually-fixed rental income was $3.3 million for the three months ended September 30, 2021 and 2020.

Leased Real Estate operating income was $1.1 million for the three months ended September 30, 2021 compared with $0.8 million for the three months ended September 30, 2020.  The increase is primarily attributable to lower litigation expenses compared to the same period in 2020. Leased Real Estate operating income includes interest expense of $1.6 million and $1.5 million for the three months ended September 30, 2021 and September 30, 2020, respectively.

As a result of the monetization explained above, future management fees have been prepaid and will be a non-cash expense going forward. See Note 27, “Commitments and Contingent Liabilities”, to our 2020 Annual Report on Form 10-K, for further information on the settlement.

About the Company

Kingsway is a holding company that owns or controls subsidiaries primarily in the extended warranty, asset management and real estate industries. The common shares of Kingsway are listed on the New York Stock Exchange under the trading symbol “KFS.”

Non U.S. GAAP Financial Measure

The Company believes that non-GAAP adjusted net income (loss) and non-GAAP adjusted EBITDA, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and enhances the overall ability to assess the Company’s financial performance. The Company uses non-GAAP adjusted net income (loss) and non-GAAP adjusted EBITDA, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Non-GAAP adjusted net income (loss) and non-GAAP adjusted EBITDA allow investors to make a more meaningful comparison between the Company’s core business operating results over different periods of time. The Company believes that non-GAAP adjusted net income (loss) and non-GAAP adjusted EBITDA, when viewed with the Company’s results under GAAP and the accompanying reconciliations, provide useful information about the Company’s business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by the factors listed in the attached schedules, the Company believes that non-GAAP adjusted net income (loss) and non-GAAP adjusted EBITDA can provide useful additional basis for comparing the current performance of the underlying operations being evaluated. Investors should consider these non GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. Investors are encouraged to review the Company's financial results prepared in accordance with GAAP to understand the Company's performance taking into account all relevant factors.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements; however, the absence of any such words does not mean that a statement is a not a forward-looking statement. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements, including as a result of the COVID 19 pandemic. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled “Risk Factors” in the Company’s 2020 Annual Report on Form 10-K and subsequent Form 10-Qs and Form 8-Ks filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information

Additional information about Kingsway, including a copy of its Annual Reports can be accessed on the EDGAR section of the U.S. Securities and Exchange Commission’s website at www.sec.gov, on the Canadian Securities Administrators’ website at www.sedar.com, or through the Company’s website at www.kingsway-financial.com.

Kingsway Financial Services Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	September 30, 2021	December 31, 2020
	(unaudited)
Assets
Investments:
Fixed maturities, at fair value (amortized cost of $34,304 and $20,488, respectively)	$34,339	$20,716
Equity investments, at fair value (cost of $1,147 and $1,157, respectively)	187	444
Limited liability investments	3,235	3,692
Limited liability investments, at fair value	18,180	32,811
Investments in private companies, at adjusted cost	790	790
Real estate investments, at fair value (cost of $10,225 and $10,225, respectively)	10,662	10,662
Other investments, at cost which approximates fair value	272	294
Short-term investments, at cost which approximates fair value	157	157
Total investments	67,822	69,566
Cash and cash equivalents	18,139	14,374
Restricted cash	18,140	30,571
Accrued investment income	951	757
Service fee receivable, net of allowance for doubtful accounts of $212 and $478, respectively	6,501	4,834
Other receivables, net of allowance for doubtful accounts of $201 and $201, respectively	12,443	15,417
Deferred acquisition costs, net	9,047	8,835
Property and equipment, net of accumulated depreciation of $23,599 and $24,441, respectively	92,760	95,015
Right-of-use asset	2,358	2,960
Goodwill	102,342	121,130
Intangible assets, net of accumulated amortization of $18,858 and $15,433, respectively	100,257	84,133
Other assets	15,912	4,882
Total Assets	$446,672	$452,474
Liabilities and Shareholders' Equity
Liabilities:
Accrued expenses and other liabilities	$41,672	$42,502
Income taxes payable	256	2,859
Deferred service fees	87,518	87,945
Unpaid loss and loss adjustment expenses	1,350	1,449
Bank loan	22,276	25,303
Notes payable	189,601	192,057
Subordinated debt, at fair value	59,601	50,928
Lease liability	2,600	3,213
Net deferred income tax liabilities	28,144	27,555
Total Liabilities	433,018	433,811
Redeemable Class A preferred stock, no par value; 1,000,000 and 1,000,000 authorized at September 30, 2021 and December 31, 2020, respectively; 182,876 and 182,876 issued and outstanding at September 30, 2021 and December 31, 2020, respectively; redemption amount of $6,914 and $6,658 at September 30, 2021 and December 31, 2020, respectively	6,914	6,504
Shareholders' Equity:
Common stock, no par value; 50,000,000 and 50,000,000 authorized at September 30, 2021 and December 31, 2020, respectively; 22,786,331 and 22,211,069 issued and outstanding at September 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	358,206	355,242
Treasury stock, at cost; 247,450 and 247,450 outstanding at September 30, 2021 and December 31, 2020, respectively	(492)	(492)
Accumulated deficit	(395,859)	(394,807)
Accumulated other comprehensive income	31,369	38,059
Shareholders' equity attributable to common shareholders	(6,776)	(1,998)
Noncontrolling interests in consolidated subsidiaries	13,516	14,157
Total Shareholders' Equity	6,740	12,159
Total Liabilities, Class A preferred stock and Shareholders' Equity	$446,672	$452,474

Kingsway Financial Services Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Revenues:

Service fee and commission revenue	$17,627	$11,995	$54,956	$33,619
Rental revenue	3,341	3,341	10,023	10,023
Total revenues	20,968	15,336	64,979	43,642
Operating expenses:
Claims authorized on vehicle service agreements	4,951	2,221	14,869	6,948
Loss and loss adjustment expenses	2	2	6	17
Commissions	1,508	1,418	4,588	4,000
Cost of services sold	1,244	1,102	3,176	1,852
General and administrative expenses	11,770	9,719	36,279	28,800
Leased real estate segment interest expense	1,607	1,484	4,575	4,474
Total operating expenses	21,082	15,946	63,493	46,091
Operating (loss) income	(114)	(610)	1,486	(2,449)
Other revenues (expenses), net:
Net investment income	389	625	1,213	2,025
Net realized gains (losses)	159	(59)	397	157
(Loss) gain on change in fair value of equity investments	(39)	1,177	(235)	1,069
Gain on change in fair value of limited liability investments, at fair value	1,211	274	1,740	2,050
Net change in unrealized loss on private company investments	—	(74)	—	(744)
Other-than-temporary impairment loss	—	—	—	(117)
Other income (expenses)	53	152	(2,581)	398
Interest expense not allocated to segments	(1,497)	(1,813)	(4,642)	(5,963)
Amortization of intangible assets	(2,432)	(572)	(3,425)	(1,719)
(Loss) gain on change in fair value of debt	(412)	(503)	(2,169)	1,940
Gain on extinguishment of debt	—	—	2,494	—
Total other expenses, net	(2,568)	(793)	(7,208)	(904)
Loss from continuing operations before income tax benefit	(2,682)	(1,403)	(5,722)	(3,353)
Income tax benefit	(2,456)	(279)	(6,139)	(409)
(Loss) income from continuing operations	(226)	(1,124)	417	(2,944)
Gain on disposal of discontinued operations, net of taxes	—	—	—	6
Net (loss) income	(226)	(1,124)	417	(2,938)
Less: net income attributable to noncontrolling interests in consolidated subsidiaries	782	112	1,469	941
Less: dividends on preferred stock	86	230	409	831
Net loss attributable to common shareholders	$(1,094)	$(1,466)	$(1,461)	$(4,710)
Loss per share – continuing operations:
Basic:	$(0.05)	$(0.07)	$(0.07)	$(0.21)
Diluted:	$(0.05)	$(0.07)	$(0.07)	$(0.21)
Earnings per share – discontinued operations:
Basic:	$—	$—	$—	$—
Diluted:	$—	$—	$—	$—
Loss per share – net loss attributable to common shareholders:
Basic:	$(0.05)	$(0.07)	$(0.07)	$(0.21)
Diluted:	$(0.05)	$(0.07)	$(0.07)	$(0.21)
Weighted-average shares outstanding (in ‘000s):
Basic:	22,732	22,211	22,440	22,164
Diluted:	22,732	22,211	22,440	22,164

Kingsway Financial Services Inc.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine months ended September 30,
	2021	2020
Cash provided by (used in):
Operating activities:
Net (loss) income	$417	$(2,938)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Gain on disposal of discontinued operations, net of taxes	—	(6)
Equity in net income of limited liability investments	(31)	(31)
Depreciation and amortization expense	6,369	5,005
Stock-based compensation expense, net of forfeitures	2,955	202
Net realized gains	(397)	(157)
Loss (gain) on change in fair value of equity investments	235	(1,069)
Gain on change in fair value of limited liability investments, at fair value	(1,740)	(2,050)
Net change in unrealized loss on private company investments	—	744
Loss (gain) on change in fair value of debt	2,169	(1,940)
Loss on change in fair value of derivatives	65	—
Deferred income taxes	589	(631)
Other-than-temporary impairment loss	—	117
Amortization of fixed maturities premiums and discounts	154	98
Amortization of notes payable premium, discounts and debt issue costs	(606)	(669)
Gain on extinguishment of debt	(2,494)	—
Changes in operating assets and liabilities:
Service fee receivable, net	(1,667)	(55)
Other receivables, net	2,974	1,055
Deferred acquisition costs, net	(212)	(288)
Other assets	(11,030)	1,081
Unpaid loss and loss adjustment expenses	(99)	(373)
Deferred service fees	(427)	(577)
Other, net	(5,268)	2,890
Net cash (used in) provided by operating activities	(8,044)	408
Investing activities:
Proceeds from sales and maturities of fixed maturities	4,477	12,685
Proceeds from sales of equity investments	23	3,230
Purchases of fixed maturities	(18,455)	(10,518)
Net proceeds from limited liability investments	522	133
Net proceeds from limited liability investments, at fair value	16,661	109
Net proceeds from investments in private companies	151	683
Net proceeds from other investments	22	369
Net purchases of short-term investments	—	(3)
Acquisition of business, net of cash acquired	(50)	—
Net purchases of property and equipment	(689)	(146)
Net cash provided by investing activities	2,662	6,542
Financing activities:
Proceeds from exercise of warrants	1,750	—
Distributions to noncontrolling interest holders	(2,103)	(43)
Taxes paid related to net share settlements of restricted stock awards	(468)	(83)
Principal payments on bank loans	(3,088)	(812)
Principal proceeds from notes payable, net of debt issuance costs of $1,685 in 2021	13,270	2,858
Principal payments on notes payable	(12,645)	(3,082)
Net cash used in financing activities	(3,284)	(1,162)
Net (decrease) increase in cash and cash equivalents and restricted cash	(8,666)	5,788
Cash and cash equivalents and restricted cash at beginning of period	44,945	25,661
Cash and cash equivalents and restricted cash at end of period	$36,279	$31,449

Kingsway Financial Services Inc.

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted Income (Loss)

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	9/30/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
GAAP Net (Loss) Income	$(2,061)	$(226)	$(256)	$899	$(2,478)

Non-GAAP Adjustments:
(Gain) Loss on sale of non-core investments (1)	(219)	(97)	(71)	-	(51)
Change in fair value of investments (2)	(3,698)	(1,172)	(686)	353	(2,193)
Change in fair value of debt (3)	2,936	412	738	1,019	767
Litigation expenses (5)	1,462	121	-	344	997
Acquisition and disposition related expenses (6)	325	87	-	-	238
Employee termination and recruiting expenses (7)	160	-	-	160	-
Stock-based compensation expense (8)	4,114	574	735	1,699	1,106
Loss on extinguishment of debt (11)	851	-	-	-	851
CMC Settlement (12)	958	-	-	(645)	1,603
Amortization expense	3,997	2,432	496	497	572
Total Non-GAAP Adjustments	10,886	2,357	1,212	3,427	3,890

Non-GAAP Adjusted Income (Loss) (13)	$8,825	$2,131	$956	$4,326	$1,414

	Twelve Months Ended	For the Three Months Ended
	9/30/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
GAAP Net Loss	$(6,036)	$(1,124)	$(1,421)	$(393)	$(3,098)

Non-GAAP Adjustments:
(Gain) Loss on sale of non-core investments (1)	41	101	-	(60)	-
Change in fair value of investments (2)	(4,178)	(1,377)	(366)	(632)	(1,803)
Change in fair value of debt (3)	(888)	503	202	(2,645)	1,052
Equity in net (gain) loss of investee (4)	(127)	-	-	-	(127)
Litigation expenses (5)	1,819	535	19	1,141	124
Acquisition and disposition related expenses (6)	174	139	-	35	-
Employee termination and recruiting expenses (7)	1,067	11	46	295	715
Stock-based compensation expense (8)	574	127	131	171	145
Net loss from discontinued operations, net of taxes (9)	1,538	-	(6)	-	1,544
Extraordinary audit and audit-related expenses (10)	920	76	305	390	149
Impairment of assets	117	-	-	117	-
Amortization expense	2,394	572	573	573	676
Total Non-GAAP Adjustments	3,451	687	904	(615)	2,475

Non-GAAP Adjusted (Loss) Income	$(2,585)	$(437)	$(517)	$(1,008)	$(623)

(1)

Represents realized gains and losses on the Company’s non-core investments. The Company has determined that realized gains and losses relating to its Argo investment fund are core to its strategic operations; therefore, Argo realized gains and losses have been removed from this line item, resulting in immaterial increases to prior period amounts.

(2)

The Company has investments in several entities that are not essential to the ongoing operations and strategy of the Company. The investments are recorded at fair value and changes to fair value are recorded as unrealized gains or losses.

(3)

The Company records its subordinated debt at fair value and changes to fair value (net of the portion of the change attributable to instrument-specific credit risk) are recorded as unrealized gains or losses.

(4)	Represents the Company's investment in the common stock of Itasca Capital Ltd. ("ICL"). The Company fully disposed of its investment in ICL during Q4 2019.

(5)	Legal expenses associated with the Company's defense against significant litigation matters.

(6)	Expenses related to legal, accounting and other expenses associated with completed and contemplated acquisitions and disposals.

(7)	Includes charges relating to severance and consulting agreements pertaining to former key employees. 2019 also includes key employee recruiting expenses.

(8)

Non-cash expense arising from the grant and modification of stock-based awards to employees. Q1 2021 includes new grants to certain officers of the Company, a portion of which vested upon grant. In Q4 2020, the Company modified an award previously granted to the President of one of its subsidiaries, resulting in additional non-cash compensation expense associated with the change in fair value of the award.

(9)

Includes losses relating to the October 2018 completed sale of the Mendota group of companies. Refer to Note 5, Disposal and Discontinued Operations, to the Company's 2020 Annual Report on Form 10-K for further information.

(10)	Extraordinary audit and audit-related expenses incurred as a result of the delayed filing of the 2018 and 2019 Kingsway audited financial statements and related quarterly filings.

(11)	Early termination fees and write-off of unamortized debt issuance costs and discount associated with the early extinguishment of the 2019 KWH loan as part of the Company's purchase of PWI.

(12)

In March 2021, DGI, TRT LeaseCo, LLC and various other entities affiliated with each of them entered into a settlement agreement with respect to such litigation and certain other matters ("CMC Settlement Agreement"). As part of the settlement, the Company made a one-time fee payment to DGI of which $1.6 million relates to rental income collected in periods prior to 2020. In 2021, the Company recorded a benefit related to the finalization of management fees and legal expenses associated with the settlement of CMC litigation.

(13)	Includes a benefit of $2.5 million and $0.4 million from PPP loan forgiveness for the three months ended March 31, 2021 and December 31, 2020, respectively.

Kingsway Financial Services Inc.

Reconciliation of Extended Warranty Segment Operating Income to Non-GAAP Adjusted EBITDA

and Pro Forma Non-GAAP Adjusted EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	9/30/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
GAAP Operating Income for Extended Warranty segment (1) (2)	$12,573	$1,400	$2,600	$5,309	$3,264

Non-GAAP Adjustments:
Investment income (3)	182	46	42	43	51
Gain (loss) on sale of core investments (4)	(8)	(18)	1	12	(3)
Depreciation	232	55	53	12	112
Total Non-GAAP Adjustments	406	83	96	67	160

Non-GAAP adjusted EBITDA for Extended Warranty segment (1)	$12,979	$1,483	$2,696	$5,376	$3,424
PWI operating income (5)	914	-	-	-	914
PWI depreciation (5)	30	-	-	-	30
Pro forma Non-GAAP adjusted EBITDA for Extended Warranty segment (1)	$13,923	$1,483	$2,696	$5,376	$4,368

	Twelve Months Ended	For the Three Months Ended
	9/30/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
GAAP Operating Income for Extended Warranty segment (1)	$4,771	$1,205	$1,285	$850	$1,431

Non-GAAP Adjustments:
Investment income (3)	521	100	100	144	177
Gain (loss) on sale of core investments (4)	102	29	8	61	4
Impairment of assets	117	-	-	117	-
Depreciation	223	58	55	55	55
Total Non-GAAP Adjustments	963	187	163	377	236

Non-GAAP adjusted EBITDA for Extended Warranty segment	$5,734	$1,392	$1,448	$1,227	$1,667
PWI operating income (5)	5,646	1,096	2,214	1,250	1,086
PWI depreciation (5)	52	13	13	13	13
Pro forma Non-GAAP adjusted EBITDA for Extended Warranty segment	$11,432	$2,501	$3,675	$2,490	$2,766

(1)

Three and twelve months ended 9/30/2021 includes a $1.9 million non-cash, current period cumulative reduction to service fee and commission revenue relating to the finalization of the PWI purchase accounting.

(2)

Includes one month of PWI operating income for the three months ended December 31, 2020 and excludes PWI for prior periods. Also includes a benefit of $2.2 million and $0.4 million from PPP loan forgiveness for the three months ended March 31, 2021 and December 31, 2020, respectively.

(3)	Investment income arising as part of Extended Warranty segment’s minimum holding requirements

(4)	Realized Gains (losses) resulting from investments held in trust as part of Extended Warranty segment’s minimum holding requirements

(5)	Includes amounts related to PWI prior to acquisition (October 2019 through November 2020).

Kingsway Financial Services Inc.

Impact of Purchase Accounting on the Consolidated Statements of Operations

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	9/30/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
PWI
Reduction in service fee and commission revenue recognized	$ (1,857)	$ (1,857)	$ -	$ -	$ -
Benefit from reduced DAC amortization	1,310	301	367	462	180
Total Impact	(547)	(1,556)	367	462	180

Geminus
Reduction in service fee and commission revenue recognized	(401)	(64)	(85)	(111)	(141)
Benefit from reduced DAC amortization	155	24	32	43	56
Total Impact	(246)	(40)	(53)	(68)	(85)

Total Company
Reduction in service fee and commission revenue recognized	(2,258)	(1,921)	(85)	(111)	(141)
Benefit from reduced DAC amortization	1,465	325	399	505	236
Total Impact	$ (793)	$ (1,596)	$ 314	$ 394	$ 95

	Twelve Months Ended	For the Three Months Ended
	9/30/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
PWI
Reduction in service fee and commission revenue recognized	$ -	$ -	$ -	$ -	$ -
Benefit from reduced DAC amortization	-	-	-	-	-
Total Impact	-	-	-	-	-

Geminus
Reduction in service fee and commission revenue recognized	(1,028)	(176)	(222)	(279)	(351)
Benefit from reduced DAC amortization	426	71	92	116	147
Total Impact	(602)	(105)	(130)	(163)	(204)

Total Company
Reduction in service fee and commission revenue recognized	(1,028)	(176)	(222)	(279)	(351)
Benefit from reduced DAC amortization	426	71	92	116	147
Total Impact	$ (602)	$ (105)	$ (130)	$ (163)	$ (204)

Note:  the reduction in service fee and commission revenue recognized in the above table is not added back to the Company's non-GAAP metrics.

(1)  Of the $1.9 million recorded in the 9/30/2021 quarter, $0.5 million pertains to 6/30/2021, $0.7 million pertains to 3/31/2021, and $0.3 million pertains to 12/31/2020.

(2)  In accordance with U.S. GAAP, any deferred acquisition costs (“DAC”) as of the purchase date are set to zero; therefore, future periods benefit from this amount of DAC amortization not being recorded.